______________________________________

                                 AMENDMENT NO. 2
                           Dated as of April 22, 2004
                                       to
                         POOLING AND SERVICING AGREEMENT
                           Dated as of August 1, 2001
                                      among
                   BEAR STEARNS ASSET BACKED SECURITIES, INC.,
                                    Depositor
                            EMC MORTGAGE CORPORATION,
                           Seller and Master Servicer
                                       and
                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
              (as successor to Wells Fargo Bank Minnesota, National
                                  Association)
                      Trustee and Securities Administrator

                     ______________________________________

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2001-AC1
                   ASSET-BACKED CERTIFICATES, SERIES 2001-AC1
                     ______________________________________

         THIS AMENDMENT NO. 2, dated as of April 27, 2004 (the "Amendment"), to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2001, among BEAR STEARNS ASSET BACKED SECURITIES, INC., a Delaware corporation, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (the "Seller") and master servicer (the "Master Servicer") and WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor to Wells Fargo Bank Minnesota, National Association), a national banking association, as trustee (the "Trustee") and securities administrator (the "Securities Administrator"), as amended by Amendment No. 1, dated as of June 25, 2002 (as amended, the "Pooling and Servicing Agreement").

                               W I T N E S S E T H

         WHEREAS, the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee entered into the Pooling and Servicing Agreement;

         WHEREAS, the Depositor and the Seller desire to amend certain provisions of the Pooling and Servicing Agreement to provide for the payment of certain amounts to the holders of the Class M-1, Class M-2 and Class B Certificates in connection with the allocation of Realized Losses to such classes of Certificates.



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



         WHEREAS, Section 11.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended by the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee and the holders of each Class of Certificates affected thereby for the purpose of adding any provisions to the Pooling and Servicing Agreement or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Holders of such Class or Classes of affected Certificates, upon the satisfaction of certain conditions set forth therein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms.

         For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

         SECTION 2. The Amendments.

         (a) Section 1.01 of the Pooling and Servicing Agreement is hereby amended as follows:

                  (i) The following definition shall be added to Section 1.01:

                  "RESERVE FUND: Shall mean the separate trust account created and maintained by the Trustee pursuant to Section 5.07 hereof.

                  (ii) The definition of Trust Fund shall be amended as follows:

                           (A) by adding the words "the Reserve Fund," to the beginning of clause (ii) thereof; and

                           (B) by adding the following sentence to the end thereof: "The Reserve Fund shall constitute an asset of the Trust Fund but will not be included in any of REMIC I, REMIC II or REMIC III.

         (b) Article V of the Pooling and Servicing Agreement is hereby amended by adding the following Section 5.07 to the end thereof:

         "Section 5.07     RESERVE FUND.

         (a) The Trustee shall establish and maintain a Reserve Fund on behalf of the Class M-1, Class M-2 and Class B Certificateholders. The Reserve Fund must be an Eligible Account. The Reserve Fund shall be in the name of the Trustee for the benefit of the Class M-1, Class M-2 and Class B Certificateholders and designated "Wells Fargo Bank, National Association, in trust for the


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registered holders of Bear Stearns Asset Backed Securities, Inc., Asset-Backed
Certificates, Series 2001-AC1, Class M-1, Class M-2 and Class B". The Holder of the Class R-III Certificates shall remit to the Trustee on the date of this Amendment an amount equal to $1,000,000.00 for deposit in the Reserve Fund. On each Distribution Date as to which there is an Applied Realized Loss Amount with respect to any Class M-1, Class M-2 or Class B Certificate, the Trustee has been directed by the Class R-III Certificateholder to, and therefore will, remit to the Class or Classes of Certificates as to which the Applied Realized Loss Amount was allocated, in accordance with Section 5.04(a), any Unpaid Realized Loss Amounts remaining unreimbursed after making the required distributions pursuant to clauses THIRD, FOURTH AND FIFTH of Section 5.04(a).

         (b) The Reserve Fund is an "outside reserve fund" within the meaning of Treasury Regulation ss.1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Reserve Fund. The Class R-III Certificateholder shall be the beneficial owner of the Reserve Fund, subject to the power of the Trustee to remit such funds held therein to the holders of the Class M-1, Class M-2 and Class B Certificates as described in clause (a) above. Amounts in the Reserve Fund shall, at the direction of the Class R-III Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. If no investment direction is received by the Trustee from the Class R-III Certificateholder, the Trustee shall invest the funds in such account in Permitted Investments managed by the Trustee or an affiliate of the kind described in clause (x) of the definition of Permitted Investments. All net income and gain from such investments shall be distributed to the Class R-III Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Reserve Fund shall be taxable to the Class R-III Certificateholder. Any losses on such investments shall be deposited in the Reserve Fund by the Class R-III Certificateholder out of its own funds immediately as realized."

         SECTION 2. Effect of Amendment.

         Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Seller, the Master Servicer, the Depositor, the Trustee and the Securities Administrator shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.


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




         SECTION 3. Binding Effect.

         The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Seller, the Master Servicer, the Depositor, the Trustee and the Securities Administrator.
         SECTION 4. Governing Law.

         This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

         SECTION 5. Severability of Provisions.

         If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

         SECTION 6. Section Headings.

         The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 7. Counterparts.

         This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                            [signature pages follow]


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


         IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Trustee and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                               BEAR STEARNS ASSET BACKED
                                               SECURITIES, INC.,
                                                as Depositor

                                               By: /s/ Mary P. Haggerty
                                                   -----------------------------
                                               Name:   Mary P. Haggerty
                                               Title:  Vice President

                                               EMC MORTGAGE CORPORATION,
                                                as Seller and Master Servicer

                                               By: /s/ Sherri Lauritsen
                                                   -----------------------------
                                               Name:   Sherri Lauritsen
                                               Title:  Executive Vice President


                                               WELLS FARGO BANK, NATIONAL
                                               ASSOCIATION
                                                as Trustee and Securities
                                                Administrator

                                               By: /s/ Brett Handelman
                                                   -----------------------------
                                               Name:   Brett Handelman
                                               Title:  Vice President

CONSENTED AND AGREED:

BEAR, STEARNS SECURITIES CORP.
 Holder of 100% Percentage Interest of the
 Class R-III Certificates


By: /s/ Paul Friedman
    ---------------------------
Name:   Paul Friedman
Title:  Senior Managing Director




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